                                                                    EXHIBIT 99.1


(NOBLE ENERGY, INC. LOGO)                  PRESS RELEASE

100 GLENBOROUGH DRIVE                      CONTACT: Greg Panagos: 281-872-3125
SUITE 100                                  Investor_Relations@nobleenergyinc.com
HOUSTON, TX 77067


                NOBLE ENERGY REPORTS SECOND QUARTER 2004 RESULTS

                  Discretionary Cash Flow Reaches Record High,
                   Net Income Up 147 Percent Versus Last Year

HOUSTON (August 4, 2004) - Noble Energy, Inc. (NYSE: NBL) today reported second quarter net income of $72.0 million, or $1.24 per share, compared to $29.1 million, or 51 cents per share, reported for the second quarter last year. Second quarter 2004 net income increased 147 percent compared to the same period last year. Discretionary cash flow (non-GAAP measure, see Determination of Discretionary Cash Flow and Reconciliation schedule) was $221.4 million for the second quarter of 2004, the highest in Noble Energy's history and an increase of 39 percent compared to $159.8 million for the second quarter of 2003. Net cash provided by operating activities was $160.7 million for the second quarter of 2004.

On a continuing basis, the company reported net income of $70.6 million, $1.22 per share. Discontinued operations reported net income of $1.4 million, or two cents per share.

Charles D. Davidson, the company's Chairman, President and CEO, said, "Our strong operating and financial performance during the second quarter reflects a trend that began last year, accelerated during the first quarter of this year and will continue for some time. Noble Energy showed improved results across-the-board. Our domestic operations continued to demonstrate solid production growth. On the international side, the Phase 2A condensate expansion in Equatorial Guinea and the ramp up of natural gas sales in Israel both contributed significant production and earnings. And finally, overall unit costs declined compared to last year."

The increase in net income and discretionary cash flow versus the second quarter last year primarily reflected an increase in daily production from continuing operations of 17 percent. Realized crude oil and natural gas prices increased 27 percent and 19 percent, respectively, also contributing to the increase in net income. Higher production volumes and commodity prices combined to increase oil and gas revenues by $87.3 million over the second quarter of 2003.

In May, Noble Energy completed its asset disposition program first announced in July 2003. The sales price for the five packages of properties totaled approximately $130 million before closing adjustments ($115 million after closing adjustments).

Compared to the second quarter 2003, overall production volumes from continuing operations for the second quarter 2004 increased 17 percent to 109,096 barrels of oil equivalent per day (Boepd) from 93,269 Boepd. Domestic operations had a production increase of seven percent, reflecting new domestic crude oil production from the Roaring Fork field (South Timbalier 315/316) in the Gulf of Mexico. International volumes increased 36 percent compared to the second quarter 2003, primarily because of increased condensate volumes resulting from the start-up of Phase 2A in Equatorial Guinea, the start-up of natural gas sales in Israel and increased production in Ecuador.

Second quarter 2004 production volumes from continuing operations increased two percent to 109,096 Boepd from 106,615 Boepd for the first quarter. Domestic production increased one percent, primarily attributable to increased domestic onshore natural gas production. International production increased five percent over the first quarter, primarily because of the continuing ramp up of natural gas volumes in Israel.

On a unit basis, depreciation, depletion and amortization decreased 14 percent to $8.12 per barrel of oil equivalent (BOE) compared to $9.40 per BOE in the second quarter of 2003. Selling, general and administrative expense declined 25 percent to $1.32 per BOE compared to $1.76 per BOE last year. The quarter-over-quarter decrease in unit costs was due to higher production volumes, including production from lower cost fields. Aggregate selling, general and administrative costs also declined due to reduced personnel costs.

Oil and gas unit operations expense for the three months ended June 30, 2004 were $4.95 per BOE compared to $4.18 per BOE for the same period last year. The increase in oil and gas operations expense reflects two factors:

     o Workover costs increased $7.8 million, with most of the incremental expenses occurring in the Main Pass 306 field; and

     o   Increased production taxes resulting from higher commodity prices.


                               DOMESTIC OPERATIONS

Continuing domestic operations reported operating income for the second quarter of $68.3 million, an increase of 82 percent compared to $37.6 million for the second quarter last year. Second quarter 2004 domestic production volumes increased to 65,530 Boepd from 61,247 Boepd for the same quarter last year.

Domestic operations benefited from higher crude oil production and higher realized prices for crude oil and natural gas during the quarter. The average domestic realized crude oil price was $30.98 per barrel (Bbl) compared to $25.66 per Bbl during the second quarter of 2003. The average domestic realized natural gas price was $5.96 per thousand cubic feet (Mcf) compared to $4.67 per Mcf last year.

Depreciation, depletion and amortization decreased $2.6 million compared to the second quarter of 2003, despite the seven percent production increase, primarily reflecting greater contribution from lower cost production. Reduced salaries and wages contributed to lower selling, general and administrative expense of $1.2 million. On a unit basis, depreciation, depletion and amortization decreased 10 percent to $10.58 per BOE compared to $11.78 per BOE in the second quarter of 2003. Selling, general and administrative expense declined 33 percent to 53 cents per BOE compared to 79 cents per BOE last year.

Oil and gas operations expense increased $10.8 million to $34.5 million, compared to the second quarter of 2003. The increase in oil and gas operations expense included $7.6 million of incremental workover expense and $3.2 million of higher production taxes and service costs. On a unit basis, oil and gas operations expenses increased 36 percent compared to the second quarter of 2003. Exploration expense increased $11.1 million compared to the second quarter of last year, primarily as a result of dry holes at the Brazos A-39 #1 (Midway) and Ewing Banks 949 #2 (Queen of Hearts).

Noble Energy's onshore operations were very active during the first half of 2004, drilling 58 wells with 46 successes. The company plans to drill 108 onshore wells in 2004, of which 44 are to be drilled in the Gulf Coast area and 64 are scheduled for the Rocky Mountain and Mid-continent areas.

In May, Noble Energy announced the acquisition of an additional interest in the Swordfish development project (Viosca Knoll 917, 961 and 962) in the deepwater Gulf of Mexico. The Swordfish acquisition increased Noble Energy's working interest from 10 percent to 60 percent. Swordfish is expected to commence production in the second quarter of 2005 at an initial rate of 11,000 Boepd, net. A rig is currently on location at Swordfish where it is drilling a third well required for field development.

In April, Noble Energy announced successful results from the Green Canyon 768 #1 exploration well (Ticonderoga) and the acquisition of an additional interest in the Green Canyon 199 discovery well (Lorien). Both Ticonderoga and Lorien are located in the deepwater Gulf of Mexico. Noble Energy is currently drilling an exploration well on Green Canyon 767 (the Conquest prospect), which offsets the Ticonderoga discovery. In addition, an appraisal well at Lorien is planned for August.


                            INTERNATIONAL OPERATIONS

International operations reported operating income for the second quarter of $67.6 million, a 203 percent increase compared to operating income of $22.3 million in the second quarter last year. Second quarter 2004 international production volumes increased to 43,567 Boepd from 32,022 Boepd for the same quarter last year.

Reflecting increased low cost production volumes, second quarter 2004 depreciation, depletion and amortization declined to $4.10 per BOE from $4.64 per BOE for the same period last year. Oil and gas operating and transportation expense decreased to $4.64 per BOE from $4.98 per BOE as a result of the ramp-up of production in Israel, increased production in China and an increase in the proportion of lower cost production with the commencement of summer maintenance in the North Sea.

Equatorial Guinea

Total operating income in Equatorial Guinea, which includes results from field operations and methanol operations, for the second quarter of 2004 was $37.3 million compared to $21.7 million last year. For the second consecutive quarter, operating income from Equatorial Guinea reached a new record high.

Liquid petroleum gas (LPG), natural gas and condensate sales accounted for $19.7 million, or 53 percent, of operating income from Equatorial Guinea. Second quarter 2004 production volumes averaged 16,355 Boepd, a 20 percent increase over last year. The average realized price for liquids during the second quarter was $34.95 per Bbl compared to $25.28 per Bbl for the same period last year. Natural gas was sold to the methanol operations at a price of 25 cents per Mcf.

Operating income from methanol operations was a record $17.6 million net to Noble Energy's interest. Methanol operations' results are reported as income from unconsolidated subsidiaries. Included in income from unconsolidated subsidiaries was $4.8 million of nonrecurring other income. Excluding nonrecurring other income, methanol operations still generated record operating income during the second quarter. Second quarter realized methanol prices averaged 64 cents per gallon (Gal) compared to 72 cents per Gal last year. The company's share of methanol sales volumes was 37.4 million Gal, an increase of 26 percent compared to 29.8 million Gal for the second quarter of 2003.

In April, the company announced that it had signed a Production Sharing Contract
(PSC) with the Republic of Equatorial Guinea covering Block "O" offshore Bioko Island. To date, two 3-D seismic surveys have been shot on the block. Noble Energy and its partners have agreed to drill two exploration wells within the first exploration period of three years, with planning underway for the first well to spud in 2005. Under the terms of the PSC, Noble Energy will be the Technical Operator with a 45 percent working interest.


Israel

Natural gas sales commenced from the Mari-B field in Israel on February 18, 2004. Second quarter operating income was $7.8 million. Oil and gas operations expense averaged 42 cents per Mcf, and depreciation, depletion and amortization averaged 55 cents per Mcf. Unit costs are expected to decline as natural gas production increases.

Natural gas production net to Noble Energy averaged 47.8 million cubic feet per day (MMcfpd) for the second quarter and continued to increase throughout July. Natural gas sales volumes will be dependent upon seasonal demand, with fourth quarter volumes expected to decline from the third quarter as a result of reduced electricity demand. Ultimate gross production under the IEC contract is planned to average 170 MMcfpd (70 MMcfpd net). Noble Energy has a 47 percent working interest in this project.

North Sea

In the North Sea, operating income for the second quarter of 2004 increased nearly six fold to $13.2 million compared to $2.4 million last year. The quarter-over-quarter improvement reflects higher realized crude oil and natural gas prices, as well as lower exploration and depreciation, depletion and amortization expenses.

Other International

Other international, which includes operating results from Argentina, China and Ecuador, reported operating income of $9.2 million for the second quarter 2004, nearly triple the reported operating income of $3.3 million last year. The increase in operating income primarily reflects increased power production and electricity income in Ecuador, combined with higher crude oil sales and prices in China.

Noble Energy's Machala power plant contributed $1.3 million of operating income during the second quarter 2004 compared to a $0.9 million loss for the same period last year. During the quarter, 168,815 megawatts (MW) were produced at an average sales price of 7.0 cents per kilowatt hour (Kwh). For the second quarter 2003, the company produced 111,666 MW at an average sales price of 8.3 cents per Kwh. For the second quarter 2004, Noble Energy produced 20.1 MMcfpd of natural gas from the Amistad field.

In South Bohai Bay offshore China, production from the Cheng Dao Xi (CDX) field was 3,706 barrels of oil per day (Bopd) compared to 3,600 for the same period last year. China had operating income of $5.5 million during the second quarter compared to operating income of $3.9 million for the second quarter of 2003. Noble Energy has a 57 percent working interest in CDX.

Outlook

Production -- the range of expected average barrels of oil equivalent production from continuing operations in 2004 remains 13 percent to 18 percent over the average for the full year 2003 of 92,116 Boepd. Noble Energy's production profile will be impacted by several factors, including:

     o The timing of the production increases in Israel and Phase 2A in Equatorial Guinea during 2004;

     o Seasonal variations in rainfall in Ecuador that affect the company's natural gas-to-power project; and

     o Potential weather-related shut-ins in the U.S. Gulf of Mexico and Gulf Coast areas.

Major international projects scheduled to contribute incremental production this year include:

     o Initial natural gas sales offshore Israel. Production is projected to continue to increase during the third quarter of 2004 and range between 50 MMcfpd and 80 MMcfpd, net to Noble Energy, during the second half of the year; and

     o Phase 2A condensate expansion in Equatorial Guinea, which began during November 2003.

Costs and expenses -- compared to the full year 2003, costs and expenses may vary as follows:

     o Exploration expense is still expected to range from $130 million to $140 million;

     o Selling, general and administrative expense is still expected to range from $1.30 per BOE to $1.50 per BOE;

     o Oil and gas operations expense is still expected to range from $4.35 per BOE to $4.65 per BOE;

     o Depreciation, depletion and amortization is now expected to range from $7.50 per BOE to $8.00 per BOE; and

     o The effective tax rate is still expected to range from 36 percent to 44 percent. Of the total book taxes planned for 2004, 20 percent to 40 percent are expected to be deferred.

The above estimates do not include the impact of Noble Energy's possible asset purchases or sales, if any.

Capital Expenditures -- Noble Energy expects 2004 capital expenditures to be approximately $750 million compared to the $600 million announced in May of this year. The $150 million expected increase in the capital budget is associated with deepwater expenditures for the Swordfish acquisition and development, as well as the accelerated appraisal and development of the Ticonderoga discovery, including the test of the Conquest prospect offsetting Ticonderoga.

Noble Energy is one of the nation's leading independent energy companies and operates throughout major basins in the United States including the Gulf of Mexico, as well as internationally, in Argentina, China, Ecuador, Equatorial Guinea, the Mediterranean Sea and the North Sea. Noble Energy markets natural gas and crude oil through its subsidiary, Noble Energy Marketing, Inc.

This news release may include projections and other "forward-looking statements" within the meaning of the federal securities laws. Any such projections or statements reflect Noble Energy's current views about future events and financial performance. No assurances can be given that such events or performance will occur as projected and actual results may differ materially from those projected. Important factors that could cause the actual results to differ materially from those projected include, without limitation, the volatility in commodity prices for oil and gas, the presence or recoverability of estimated reserves, the ability to replace reserves, environmental risks, drilling and operating risks, exploration and development risks, competition, government regulation or other action, the ability of management to execute its plans to meet its goals and other risks inherent in Noble Energy's business that are detailed in its Securities and Exchange Commission ("SEC") filings.


                                      -xxx-

PR 274                                                                  08/04/04

                       NOBLE ENERGY, INC. AND SUBSIDIARIES
                         CONSOLIDATED SUMMARY OF RESULTS
                  (Unaudited) (In thousands, except per share)

                                                           Three Months Ended                   Six Months Ended
                                                       ---------------------------         ---------------------------
                                                       6/30/2004         6/30/2003         6/30/2004         6/30/2003
                                                       ---------         ---------         ---------         ---------
REVENUES
Oil and Gas Sales and Royalties                        $ 292,910         $ 205,605         $ 564,496         $ 421,180
Gathering, Marketing and Processing                       12,945            19,880            27,120            37,780
Electricity Sales                                         11,746             9,181            30,865            28,506
Income From Unconsol. Subs                                17,632            11,874            30,368            24,606
Other Income (Loss)                                        3,969             1,650             5,779             1,819
                                                       ---------         ---------         ---------         ---------
                                                         339,202           248,190           658,628           513,891
                                                       ---------         ---------         ---------         ---------
COST AND EXPENSES
Oil and Gas Operations                                    49,123            35,496            89,758            72,538
Transportation                                             3,572             3,580             7,843             7,119
Oil and Gas Exploration                                   39,026            34,676            55,512            70,078
Gathering, Marketing and Processing                       10,634            15,538            21,350            33,982
Electricity Generation                                    10,410            10,035            23,434            23,621
Depreciation, Depletion and Amortization                  80,643            79,760           158,325           149,723
Selling, General and Administrative                       13,133            14,945            28,192            28,574
Accretion of Asset Retirement Obligation                   2,352             2,281             5,013             4,614
Interest Expense                                          16,854            15,501            31,012            30,958
Interest Capitalized                                      (2,528)           (3,253)           (6,642)           (5,183)
                                                       ---------         ---------         ---------         ---------
                                                         223,219           208,559           413,797           416,024
                                                       ---------         ---------         ---------         ---------
INCOME BEFORE INCOME TAXES                               115,983            39,631           244,831            97,867

INCOME TAX PROVISION (BENEFIT)
Current                                                   28,962            18,720            59,321            39,119
Deferred                                                  16,393            (4,899)           39,570               226
                                                       ---------         ---------         ---------         ---------
                                                          45,355            13,821            98,891            39,345
                                                       ---------         ---------         ---------         ---------
INCOME BEFORE DISCONTINUED OPERATIONS
  AND CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING
  PRINCIPLE                                               70,628            25,810           145,940            58,522

DISCONTINUED OPERATIONS (NET OF TAX)                       1,399             3,260            11,633            11,244

CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING
  PRINCIPLE, NET OF TAX                                                                                         (5,839)
                                                       ---------         ---------         ---------         ---------
NET INCOME                                             $  72,027         $  29,070         $ 157,573         $  63,927
                                                       =========         =========         =========         =========
INCOME PER SHARE BEFORE DISCONTINUED
  OPERATIONS AND CUMULATIVE EFFECT OF CHANGE
  IN ACCOUNTING PRINCIPLE                              $    1.22         $    0.45         $    2.52         $    1.02

INCOME PER SHARE FROM DISCONTINUED
  OPERATIONS                                                0.02              0.06              0.20              0.20

LOSS PER SHARE FROM CUMULATIVE
  EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE                                                                       (0.10)
                                                       ---------         ---------         ---------         ---------
NET INCOME PER SHARE                                   $    1.24         $    0.51         $    2.72         $    1.12
                                                       =========         =========         =========         =========

AVERAGE SHARES OUTSTANDING                                58,084            57,181            57,874            57,278

                       NOBLE ENERGY, INC. AND SUBSIDIARIES
           DETERMINATION OF DISCRETIONARY CASH FLOW AND RECONCILIATION
                           (Unaudited) (In thousands)

                                                          Three Months Ended                   Six Months Ended
                                                      ---------------------------         ---------------------------
                                                      6/30/2004         6/30/2003         6/30/2004         6/30/2003
                                                      ---------         ---------         ---------         ---------
Net Income                                            $  72,027         $  29,070         $ 157,573         $  63,927
Depreciation, Depletion and
   Amortization (DD&A)                                   80,643            79,760           158,325           149,723
Power Project DD&A                                        5,382             4,716            11,537            12,281
Oil and Gas Exploration                                  39,026            34,676            55,512            70,078
Interest Capitalized                                     (2,528)           (3,253)           (6,642)           (5,183)
Undistributed Earnings From Unconsol. Subs              (17,632)          (11,874)          (30,368)          (24,606)
Distribution/Dividends from Unconsol. Subs               23,643            15,750            35,831            28,125
DD&A - Discontinued Operations                            8,668            20,981
Change in Accounting Principle, net of tax                5,839
Deferred Income Tax Provision (Benefit)                  16,393            (4,899)           39,570               226
Deferred Income Tax Provision-Discontinued Ops              840             5,003
Accretion of Asset Retirement Obligation                  2,352             2,281             5,013             4,614
Other                                                     1,272             4,914            (4,539)            9,850
                                                      ---------         ---------         ---------         ---------
DISCRETIONARY CASH FLOW*                                221,418           159,809           426,815           335,855

Adjustments to Reconcile:
   Working Capital                                      (36,106)           (4,188)          (22,558)          (10,929)
   Israel - Take or Pay Payment                           4,450
   Cash Exploration Costs                               (11,865)          (10,392)          (18,596)          (19,678)
   Capitalized Interest                                   2,528             3,253             6,642             5,183
   Deferred Tax, Misc. Credits and Other                (15,261)            5,017           (25,323)            1,558
                                                      ---------         ---------         ---------         ---------
Net Cash Provided by Operating Activities             $ 160,714         $ 153,499         $ 371,430         $ 311,989
                                                      =========         =========         =========         =========

* The table above reconciles discretionary cash flow to net cash provided by operating activities. While discretionary cash flow is not a GAAP measure of financial performance, management believes it is a good tool for internal use and the investment community in evaluating the company's overall financial performance. Among management, professional research analysts, portfolio managers and investors following the oil and gas industry, discretionary cash flow is broadly used as an indicator of a company's ability to fund exploration and production activities and meet financial obligations. Discretionary cash flow is also commonly used as a basis to value and compare companies in the oil and gas industry.

================================================================================

                      CONSOLIDATED CONDENSED BALANCE SHEET
                           (Unaudited) (In thousands)

                                             6/30/2004           12/31/2003
                                            -----------         -----------
ASSETS
   Current Assets                           $   531,601         $   478,387
                                            -----------         -----------
   Property, Plant and Equipment              4,182,404           3,924,987
   Less:  Accumulated Depreciation           (1,969,919)         (1,825,246)
                                            -----------         -----------
                                              2,212,485           2,099,741
   Investment In Unconsol. Subs                 222,487             227,669
   Other                                         35,076              36,852
                                            -----------         -----------
                                            $ 3,001,649         $ 2,842,649
                                            ===========         ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
   Current Liabilities                      $   575,355         $   654,718
   Long-term Debt                               795,118             776,021
   Deferred Income Taxes,
       Other Deferred Credits and
       Noncurrent Liabilities                   372,291             338,337
   Shareholders' Equity                       1,258,885           1,073,573
                                            -----------         -----------
                                            $ 3,001,649         $ 2,842,649
                                            ===========         ===========

                               NOBLE ENERGY, INC.
                           INCOME BEFORE INCOME TAXES
                       (Unaudited) (Dollars in thousands)

================================================================================

                           THREE MONTHS ENDED 6/30/04

                                                                                                                        Corporate
                                                                           Equatorial                     Other            and
                                  Consolidated    Domestic     North Sea     Guinea        Israel    International[1]    Other[2]
                                  ------------    --------     ---------   ----------     --------   ----------------   ---------
REVENUES
   Oil Sales                        $135,715      $ 63,927     $ 23,641      $ 28,958     $   --         $ 19,189        $   --
   Gas Sales[3]                      157,195       139,534        4,527           996       12,095             43
   Gathering, Marketing and
      Processing Revenue              12,945                                                                               12,945
   Electricity Sales                  11,746                                                               11,746
   Income from Unconsolidated
      Subsidiaries                    17,632                                   17,632
   Other                               3,969           317          111          (454)          65             51           3,879
                                    --------      --------     --------      --------     --------       --------        --------
      Total Revenues                 339,202       203,778       28,279        47,132       12,160         31,029          16,824

COSTS AND EXPENSES
   Oil and Gas Operations             49,123        34,479        2,540         5,891        1,833          4,548            (168)
   Transportation                      3,572                      2,063                                     1,509
   Oil and Gas Exploration            39,026        32,771        5,094           100           68            433             560
   Gathering, Marketing and
      Processing Expense              10,634                                                                               10,634
   Electricity Generation             10,410                                                               10,410
   DD&A                               80,643        63,074        5,033         3,714        2,371          5,144           1,307
   SG&A                               13,133         3,176                        113                        (262)         10,106
   Accretion Expense                   2,352         2,000          306                         46
   Interest Expense (net)             14,326                                                                               14,326
                                    --------      --------     --------      --------     --------       --------        --------
      Total Costs and Expenses       223,219       135,500       15,036         9,818        4,318         21,782          36,765

OPERATING INCOME (LOSS)              115,983        68,278       13,243        37,314        7,842          9,247         (19,941)

   Discontinued Operations             2,153         2,153
                                    --------      --------     --------      --------     --------       --------        --------
OPERATING INCOME AFTER
   DISCONTINUED OPERATIONS          $118,136      $ 70,431     $ 13,243      $ 37,314     $  7,842       $  9,247        $(19,941)
                                    ========      ========     ========      ========     ========       ========        ========
   KEY STATISTICS
      DAILY PRODUCTION
         Liquids (Bbl)                45,515        22,676        7,070         9,105                       6,664
         Natural Gas (Mcf)           381,488       257,121       12,458        43,500       47,769         20,640[3]

      AVERAGE REALIZED PRICE
         Liquids                    $  32.77      $  30.98     $  36.75      $  34.95                    $  31.64
         Natural Gas                $   4.78      $   5.96     $   3.99      $   0.25     $   2.78       $   0.89

================================================================================

                           THREE MONTHS ENDED 6/30/03

                                                                                                                        Corporate
                                                                           Equatorial                     Other            and
                                  Consolidated    Domestic    North Sea      Guinea        Israel    International[1]    Other[2]
                                  ------------    --------    ---------    ----------     --------   ----------------   ---------
REVENUES
   Oil Sales                        $ 85,678      $ 37,994     $ 17,490      $ 14,259     $   --         $ 15,935        $   --
   Gas Sales                         119,927       114,582        4,295         1,011                          39
   Gathering, Marketing and
      Processing Revenue              19,880                                                                               19,880
   Electricity Sales                   9,181                                                                9,181
   Income from Unconsolidated
      Subsidiaries                    11,874                                   11,874
   Other                               1,650         2,617          202                                      (426)           (743)
                                    --------      --------     --------      --------     --------       --------        --------
      Total Revenues                 248,190       155,193       21,987        27,144            0         24,729          19,137

COSTS AND EXPENSES
   Oil and Gas Operations             35,496        23,724        2,788         3,882                       4,258             844
   Transportation                      3,580                      2,315                                     1,265
   Oil and Gas Exploration            34,676        21,683        6,847             4        5,182            516             444
   Gathering, Marketing and
      Processing Expense              15,538                                                                               15,538
   Electricity Generation             10,035                                                               10,035
   DD&A                               79,760        65,652        7,414         1,431           10          4,679             574
   SG&A                               14,945         4,419                         97                         641           9,788
   Accretion Expense                   2,281         2,070          211
   Interest Expense (net)             12,248                                                                               12,248
                                    --------      --------     --------      --------     --------       --------        --------
      Total Costs and Expenses       208,559       117,548       19,575         5,414        5,192         21,394          39,436

OPERATING INCOME (LOSS)               39,631        37,645        2,412        21,730       (5,192)         3,335         (20,299)

   Discontinued Operations             5,015         5,015
                                    --------      --------     --------      --------     --------       --------        --------
OPERATING INCOME AFTER
   DISCONTINUED OPERATIONS          $ 44,646      $ 42,660     $  2,412      $ 21,730     $ (5,192)      $  3,335        $(20,299)
                                    ========      ========     ========      ========     ========       ========        ========
   KEY STATISTICS
      DAILY PRODUCTION
         Liquids (Bbl)                36,366        16,273        7,438         6,198                       6,457
         Natural Gas (Mcf)           341,417       269,841       13,431        44,455                      13,690[3]

      AVERAGE REALIZED PRICE
         Liquids                    $  25.89      $  25.66     $  25.84      $  25.28                    $  27.12
         Natural Gas                $   4.01      $   4.67     $   3.51      $   0.25                    $   0.41

                               NOBLE ENERGY, INC.
                           INCOME BEFORE INCOME TAXES
                       (Unaudited) (Dollars in thousands)
===============================================================================
                            SIX MONTHS ENDED 6/30/04


                                                                                                                        Corporate
                                                                           Equatorial                     Other            and
                                   Consolidated   Domestic     North Sea     Guinea        Israel    International[1]    Other[2]
                                   ------------   --------     ---------   ----------     --------   ----------------   ---------
REVENUES
   Oil Sales                          $272,413    $129,009      $ 47,242     $ 57,471     $     --      $ 38,691        $     --
   Gas Sales[3]                        292,083     264,682        10,085        2,060       15,180            76
   Gathering, Marketing and
     Processing Revenue                 27,120                                                                            27,120
   Electricity Sales                    30,865                                                            30,865
   Income from Unconsolidated
     Subsidiaries                       30,368                                 30,368
   Other                                 5,779       1,115         1,633         (454)          98          (355)          3,742
                                      --------    --------      --------      --------     --------     --------        --------
     Total Revenues                    658,628     394,806        58,960       89,445       15,278        69,277          30,862

COSTS AND EXPENSES
   Oil and Gas Operations               89,758      61,565         5,414       11,040        2,997         9,164            (422)
   Transportation                        7,843                     4,605                                   3,238
   Oil and Gas Exploration              55,512      46,784         5,962          136          668           834           1,128
   Gathering, Marketing and
     Processing Expense                 21,350                                                                            21,350
   Electricity Generation               23,434                                                            23,434
   DD&A                                158,325     125,943        10,441        5,756        3,451        10,495           2,239
   SG&A                                 28,192       6,855             1          148                          9          21,179
   Accretion Expense                     5,013       4,312           622                       79
   Interest Expense (net)               24,370                                                                            24,370
                                      --------    --------      --------     --------     --------      --------        --------
     Total Costs and Expenses          413,797     245,459        27,045       17,080        7,195        47,174          69,844

OPERATING INCOME (LOSS)                244,831     149,347        31,915       72,365        8,083        22,103         (38,982)

   Discontinued Operations              17,897      17,897
                                      --------    --------      --------     --------     --------      --------        --------

OPERATING INCOME AFTER
   DISCONTINUED OPERATIONS            $262,728    $167,244      $ 31,915     $ 72,365     $  8,083      $ 22,103        $(38,982)
                                      ========    ========      ========     ========     ========      ========        ========

       KEY STATISTICS
           DAILY PRODUCTION
              Liquids (Bbl)             46,836      23,036         7,389        9,551                      6,860
              Natural Gas (Mcf)        366,118     253,586        12,370       44,961       30,002        25,199[3]

           AVERAGE REALIZED PRICE
              Liquids                 $  31.96    $  30.77      $  35.13     $  33.06                   $  30.99
              Natural Gas             $   4.70    $   5.73      $   4.48     $   0.25     $   2.78      $   0.69

===============================================================================

                            SIX MONTHS ENDED 6/30/03

                                                                                                                        Corporate
                                                                           Equatorial                     Other            and
                                   Consolidated   Domestic     North Sea     Guinea        Israel    International[1]    Other[2]
                                   ------------   --------     ---------   ----------     --------   ----------------   ---------
REVENUES
   Oil Sales                         $ 172,756    $  69,246    $  41,089   $  31,159   $      --       $  31,262       $     --
   Gas Sales                           248,424      236,733        9,644       1,981                          66
   Gathering, Marketing and
      Processing Revenue                37,780                                                                           37,780
   Electricity Sales                    28,506                                                            28,506
   Income from Unconsolidated
      Subsidiaries                      24,606                                24,606
   Other                                 1,819        1,588          179                       1            (589)           640
                                     ---------    ---------    ---------   ---------   ---------       ---------      ---------
     Total Revenues                    513,891      307,567       50,912      57,746           1          59,245         38,420

COSTS AND EXPENSES
   Oil and Gas Operations               72,538       47,382        5,723       8,167                       9,087          2,179
   Transportation                        7,119                     4,583                                   2,536
   Oil and Gas Exploration              70,078       42,904        7,452          50       5,455          13,283            934
   Gathering, Marketing and
      Processing Expense                33,982                                                                           33,982
   Electricity Generation               23,621                                                            23,621
   DD&A                                149,723      121,217       15,141       3,606          20           8,707          1,032
   SG&A                                 28,574        8,607                      157                       1,481         18,329
   Accretion Expense                     4,614        4,191          423
   Interest Expense (net)               25,775                                                                           25,775
                                     ---------    ---------    ---------   ---------   ---------       ---------      ---------
     Total Costs and Expenses          416,024      224,301       33,322      11,980       5,475          58,715         82,231

OPERATING INCOME (LOSS)                 97,867       83,266       17,590      45,766      (5,474)            530        (43,811)

   Discontinued Operations              17,298       17,298

   Cumulative Effect of SFAS 143        (8,983)      (8,983)
                                     ---------    ---------    ---------   ---------   ---------       ---------      ---------

OPERATING INCOME AFTER
   DISCONTINUED OPERATIONS           $ 106,182    $  91,581    $  17,590   $  45,766   $  (5,474)      $    530       $ (43,811)
                                     =========    =========    =========   =========   =========       =========      =========

       KEY STATISTICS
           DAILY PRODUCTION
              Liquids (Bbl)             34,642       14,979        7,515       6,227                       5,921
              Natural Gas (Mcf)        344,466      265,879       14,495      43,949                      20,143[3]

           AVERAGE REALIZED PRICE
              Liquids                $   27.55    $   25.54    $   30.21   $   27.64                   $   29.17
              Natural Gas            $    4.22    $    4.92    $    3.68   $    0.25                   $    0.37

                               METHANOL OPERATIONS
                       (Unaudited) (Dollars in thousands)

                                                Three Months Ended             Six Months Ended
                                             ------------------------      -----------------------
                                             6/30/2004      6/30/2003      6/30/2004     6/30/2003
                                             ---------      ---------      ---------     ---------
REVENUES
             Methanol Sales                  $  23,899      $  21,439      $  47,922     $  44,034
             Sales of Purchased Methanol           803            708          2,861
             Other                               3,576          2,108          6,253         3,743
                                             ---------      ---------      ---------     ---------
               Total Revenues                   27,475         24,350         54,883        50,638

COSTS AND EXPENSES
             Cost of Goods Manufactured          7,110          8,607         17,997        17,184
             Cost of Purchased Methanol            (92)           994            811         3,010
             DD&A                                2,290          2,372          4,615         4,780
             SG&A                                  535            503          1,092         1,058
                                             ---------      ---------      ---------     ---------
               Total Costs and Expenses          9,843         12,476         24,515        26,032

INCOME FROM UNCONS. SUBS                     $  17,632      $  11,874      $  30,368     $  24,606
                                             =========      =========      =========     =========

      Methanol Sales (MGal)                     37,364         29,841         75,561        64,327
      Average Realized Price ($/Gal)         $    0.64      $    0.72      $    0.63     $    0.68

================================================================================

                            ECUADOR POWER OPERATIONS
                       (Unaudited) (Dollars in thousands)

                                                Three Months Ended             Six Months Ended
                                             ------------------------      -----------------------
                                             6/30/2004      6/30/2003      6/30/2004     6/30/2003
                                             ---------      ---------      ---------     ---------
REVENUES
             Power Sales                     $   9,580      $   7,473      $  26,582     $  24,968
             Capacity Charge                     2,166          1,708          4,283         3,538
                                             ---------      ---------      ---------     ---------
               Total Revenues                   11,746          9,181         30,865        28,506

COSTS AND EXPENSES
      Field
             Lease Operating                       537            690            997         1,329
             DD&A                                4,324          3,750          9,423        10,475
             SG&A                                  502          1,141          1,150         1,684
      Plant
             Fuel                                3,007          2,723          7,647         6,782
             Non-Fuel                              982            767          2,102         1,546
             Depreciation                        1,059            964          2,115         1,805
                                             ---------      ---------      ---------     ---------
               Total Costs and Expenses         10,411         10,035         23,434        23,621
                                             ---------      ---------      ---------     ---------

OPERATING INCOME                             $   1,335      $    (854)     $   7,431     $   4,885
                                             =========      =========      =========     =========

      Natural Gas Production (Mcfpd) [3]        20,102         12,651         24,595        19,156
      Average Natural Gas Price              $    2.97      $    3.88      $    2.97     $    3.94

      Power Production - Total MW              168,815        111,666        421,876       334,872
      Average Power Price ($/Kwh)            $   0.070      $   0.083      $   0.073     $   0.085

================================================================================

[1] Other international includes operations in Argentina, China and Ecuador. [2] Corporate and Other includes corporate overhead, intercompany eliminations and marketing.
[3] Ecuador natural gas volumes are included in Other International and Consolidated production, but are not included in natural gas sales revenue for either. Because the gas-to-power project in Ecuador is 100 percent owned by Noble Energy, intercompany natural gas sales are eliminated for accounting purposes.

                       NOBLE ENERGY, INC. AND SUBSIDIARIES
                         DISCONTINUED OPERATIONS SUMMARY
                       (Unaudited) (Dollars in thousands)

                                                             Three Months Ended
                                             --------      -----------------------
                                               YTD         6/30/2004     3/31/2004
                                             --------      ---------     ---------
REVENUES
Oil and Gas Sales and Royalties              $ 12,457      $   (265)     $ 12,722

COST AND EXPENSES
Purchase Price and Accrual Adjustments         (9,599)       (3,707)       (5,892)
Oil and Gas Operations                          4,160         1,290         2,870
                                             --------      --------      --------
                                               (5,439)       (2,417)       (3,022)
                                             --------      --------      --------
INCOME BEFORE INCOME TAXES                     17,896         2,152        15,744

INCOME TAX PROVISION
Current                                         1,260           (87)        1,347
Deferred                                        5,003           840         4,163
                                             --------      --------      --------
                                                6,263           753         5,510
                                             --------      --------      --------
NET INCOME                                   $ 11,633      $  1,399      $ 10,234
                                             ========      ========      ========

KEY STATISTICS:
  Daily Production
    Liquids (Bbl)                                 454           (87)          996
    Natural Gas (Mcf)                           8,937        (1,013)       18,887

  Average Realized Price
    Liquids ($/Bbl)                          $  34.07      $  26.33      $  33.39
    Natural Gas ($/Mcf)                      $   5.93      $   0.60      $   5.64

================================================================================

                                                             Three Months Ended
                                             --------      -----------------------
                                               YTD         6/30/2003     3/31/2003
                                             --------      ---------     ---------
REVENUES
Oil and Gas Sales and Royalties              $ 59,636      $ 26,716      $ 32,920

COST AND EXPENSES
Write Down to Fair Value                        4,914         4,914
Oil and Gas Operations                         16,443         8,119         8,324
Depreciation, Depletion and Amortization       20,981         8,668        12,313
                                             --------      --------      --------
                                               42,338        21,701        20,637
                                             --------      --------      --------
INCOME BEFORE INCOME TAXES                     17,298         5,015        12,283

INCOME TAX PROVISION
Current                                         6,054         1,755         4,299

NET INCOME                                   $ 11,244      $  3,260      $  7,984
                                             ========      ========      ========

KEY STATISTICS:
  Daily Production
    Liquids (Bbl)                               4,791         4,724         4,859
    Natural Gas (Mcf)                          33,075        32,834        33,318

  Average Realized Price
    Liquids ($/Bbl)                          $  27.49      $  25.39      $  29.56
    Natural Gas ($/Mcf)                      $   5.98      $   5.29      $   6.67